Exhibit 10.1

                              JOINDER AGREEMENT

      This JOINDER AGREEMENT (the "Agreement") is dated as of January 15, 2010 by and among CalAmp Corp., a Delaware corporation whose address is 1401
N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the Domestic Subsidiaries of the Company from time to time party hereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, CalAmp Datacom, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule II hereto.

      REFERENCE IS MADE to the Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009 (the "Purchase Agreement") by and among the Company, the Domestic Subsidiaries of the Company from time to time party thereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule I thereto (the "Initial Closing Purchasers"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in such Purchase Agreement.

      WHEREAS, pursuant to the Purchase Agreement, the Company has issued and sold to the Initial Closing Purchasers, severally, and not jointly, Notes with an aggregate principal amount of One Million Nine Hundred Twenty Five Thousand and No/100ths Dollars ($1,925,000.00) and Warrants to purchase up to an aggregate of 192,500 shares of Common Stock;

      WHEREAS, pursuant to the Purchase Agreement, the Company desires to sell and issue to the Purchasers listed on Schedule II hereto, and the Purchasers listed on Schedule II hereto desire to purchase from the Company, severally, and not jointly, Notes with an aggregate principal amount of up to Three Million Seventy Five Thousand and No/100ths Dollars ($3,075,000) and Warrants to purchase up to an aggregate of 307,500 shares of Common Stock; and

      WHEREAS, in furtherance of the foregoing, the parties hereto desire to enter into this Agreement to provide for such purchase and sale to the Purchasers listed on Schedule II hereto and to cause the Purchasers listed on such Schedule II to join the Purchase Agreement, the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement (collectively, the "Joined Documents");

      NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Joinder.

      1.1. Purchase Agreement. The Purchasers listed on Schedule II hereto hereby join the Purchase Agreement as Purchasers with respect to the Second Closing. In furtherance of the foregoing, each such Purchaser listed on
Schedule II hereto shall be entitled to all rights and privileges of a Purchaser thereunder with respect to the Second Closing and hereby severally, and not jointly, agrees to perform the obligations of such a Purchaser. By execution hereof, the parties hereby ratify and confirm all of the terms, conditions and obligations contained in such Purchase Agreement as if set forth in their entirety herein. The Purchase Agreement is hereby amended to provide for the joinder set forth in this Section 1.1 and to attach Schedule II hereto as an additional schedule to such Purchase Agreement.

      1.2. Guarantee Agreement, Non-Guarantor Subordination Agreement and Registration Rights Agreement. From and after the Second Closing, the Purchasers listed on Schedule II hereto hereby join the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement as Purchasers. In furtherance of the foregoing, each such Purchaser listed on Schedule II hereto shall be entitled to all rights and privileges of a Purchaser thereunder and hereby severally, and not jointly, agrees to perform the obligations of such a Purchaser. By execution hereof, the parties hereby ratify and confirm all of the terms, conditions and obligations contained in such Guarantee Agreement, Non-Guarantor Subordination Agreement and Registration Rights Agreement as if set forth in their entirety herein. From and after the Second Closing, each of the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement is hereby amended to provide for the joinder set forth in this Section 1.2 and to attach Schedule II hereto as an additional schedule to such agreements.

2. Purchase and Sale. Subject to all the terms and conditions of the Purchase Agreement and this Agreement, and so long as no Default exists, on the Second Closing Date, the Company shall issue and sell to the Purchasers listed on Schedule II hereto, and such Purchasers shall purchase from the Company, severally and not jointly, Notes with the principal balances set forth opposite such Purchasers' respective names on such Schedule II at a purchase price equal to 100% of the original principal balance of each Note. In connection with such issuance of Notes, the Company shall issue to such Purchasers, severally and not jointly, Warrants to purchase such number of shares of Common Stock set forth opposite such Purchasers' respective names on Schedule II hereto.

3. Representations and Warranties of the Company and the Guarantors. In order to induce the Purchasers listed on Schedule II hereto to purchase the Notes hereunder, each of the Company and the Guarantors jointly and severally makes the representations and warranties set forth in Section 8 of the Purchase Agreement to such Purchasers, which representations and warranties shall also be true and correct in all material respects as of the Second Closing Date.

4. Representations and Warranties of the Purchasers. In order to induce the Company to sell the Notes and issue the Warrants to the Purchasers listed on
Schedule II hereto, each of the Purchasers, severally and not jointly, makes the representations and warranties set forth in Section 9 of the Purchase Agreement to the Company, which representations and warranties shall also be true and correct as of the Second Closing Date. Without limiting the foregoing, such Purchaser specifically represents and warrants to the Company, severally and not jointly, that:

      4.1. Receipt of Documents. Such Purchaser has received executed copies of all the Joined Documents, including without limitation the Purchase Agreement, and has had the opportunity to ask questions and receive answers from the Company regarding the Company and its Subsidiaries' business, management and financial affairs, the terms and conditions of the offering, the Joined Documents, the Notes and the Warrants, and to obtain additional information necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

      4.2. Acquisition for Own Account. Such Purchaser is acquiring the Notes and Warrants for such Purchaser's own account for investment only, and not with a view towards or for resale in connection with their distribution in violation of the Securities Act.

      4.3. Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management's, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Notes and Warrants and to protect its own interests in connection with the transactions contemplated in this Agreement and the Joined Documents. Such Purchaser is aware of no publication or any advertisement in connection with the transactions contemplated in this Agreement or the Joined Documents. Such Purchaser has obtained counsel and advice from its own legal, tax, and other advisers in connection with the transactions contemplated by this Agreement and the Joined Documents and is not relying on any such counsel or advice from Company Counsel, the Investment Bank's counsel, the Company or any of its or their representatives.

      4.4. Accredited Investor. Such Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS AND THE PURCHASERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE JOINED DOCUMENTS OR ANY OTHER CREDIT DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which each of the Purchasers has relied and will rely in entering into this Agreement, the Joined Documents and any other Credit Document. Any Purchaser, the Company or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company, the other Obligors and the Purchasers to the waiver of their rights to trial by jury.

6. Dispute Resolution. Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement, the Joined Documents or any supplement or amendment hereto or thereto; or
(ii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a "Dispute") shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure ("CCP") and Rules 3.900 et seq. of the California Rules of Court ("CRC"), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)

            (a). The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Los Angeles County Superior Court ("Superior Court") or a retired Justice of the California Court of Appeal or California Supreme Court. Nothing in this section shall be construed to limit the right of Purchasers, pending or after the appointment of the referee, to seek and obtain a temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8).

            (b). Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

            (c). Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee's powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.900 et seq., (i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP
Section 1281.8), and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys' fees. The Purchasers and the Obligors shall, subject to the referee's power to award costs to the prevailing party, bear equally (as between the Purchasers and the Obligors) the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.

            (d). The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.

7. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by any Purchaser on its behalf, and shall survive the execution and delivery to the Purchasers hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement, the Joined Documents and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed to constitute and original and together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement, the Joined Documents or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California.

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


COMPANY

CALAMP CORP.

By: /s/ Richard Vitelle
    -------------------
        Richard Vitelle
        VP Finance & CFO



GUARANTORS

CALAMP PRODUCTS, INC.

By: /s/ Richard Vitelle
    -------------------
        Richard Vitelle
        Treasurer



DATARADIO CORPORATION

By: /s/ Richard Vitelle
    -------------------
        Richard Vitelle
        Treasurer




PURCHASER

Dialectic Capital

By: /s/ John Fichthorn
    ------------------
Name: John Fichthorn

Title:  Managing Member



PURCHASER

Barels Charitable Remainder Trust

By: /s/ Larry Barels
    ----------------
Name:  Larry Barels

Title:  Trustee


PURCHASER

Theodore J. Schneider

By: /s/ Theodore J. Schneider
    -------------------------
Title:  Theodore J. Schneider



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                                                     Schedule II
                  SECOND CLOSING PURCHASERS

Purchaser Name                         Notes           Warrants

Dialectic Capital Partners, LP      $   620,000          62,000

Dialectic Offshore, LTD             $   380,000          38,000

Dialectic Antithesis Partners, LP   $   860,000          86,000

Dialectic Antithesis Offshore, LTD  $ 1,140,000         114,000

Barels Charitable Remainder Trust   $    50,000           5,000

Theodore J. Schneider               $    25,000           2,500


Total                               $ 3,075,000         307,500